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                                                                 EXHIBIT 11



     CROWN CENTRAL PETROLEUM CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE
        (thousands of dollars except per share amounts)






                                              Six Months Ended
                                                  June 30
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                                             1996          1995
                                           ---------    ---------
   Primary and  Fully  Diluted Earnings
   Per Share
        Net (loss)                            (9,998
                                           $               (3,145
                                                         $
                                                    )            )


   Shares outstanding  as  reported  at
   January 1,
     1996 and 1995, respectively           9,952,950     9,803,098

   Restricted  shares   held   by   the
   Company at
     January 1                              (255,300     (105,500
                                                    )            )


   Weighted average  effect  of  26,589
   shares of common
     stock issued in 1996                     13,390


   Weighted average  effect  of partial
   vesting of 1996
     Performance   Vested    Restricted
   Stock grants                                  379
                                           ---------     ---------


   Weighted average  number  of  common
   shares
     outstanding, as  adjusted  at June
   30                                          1,419
                                           9,71          9,697,598
                                           =========     =========

   Net (loss) per common share                 (1.03
                                           $             $
                                                    )            )
                                                             (.32
                                           =========     ========








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